STATEMENT APPOINTING DESIGNATED FILER AND AUTHORIZED SIGNER

The undersigned entities and individuals (the "Reporting Persons") hereby designate SEQUOIA CAPITAL X (the "Designated Filer") as the beneficial owner to make filings of Schedules 13D and 13G (and any amendments thereto) pursuant to
Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and of Forms 3, 4 and 5 pursuant to Section 16(a) of the Exchange Act (collectively, the "Reports") with respect to the securities of Isilon Systems, Inc. (the "Company").

Each Reporting Person hereby further authorizes and designates Douglas M. Leone, Michael J. Moritz and Douglas Choi (each, an "Authorized Signer") to execute and file on behalf of such Reporting Person the Reports with respect to the securities of the Company, including all Schedules 13D and 13G and Forms 3, 4 and 5, and any amendments thereto, that the Reporting Person may be required to file with the United States Securities and Exchange Commission as a result of the Reporting Person's ownership of, or transactions in, securities of the Company.

The authority of the Designated Filer and the Authorized Signers under this document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file Forms 3, 4 and 5 or Schedules 13D or 13G with respect to the Reporting Person's ownership of, or transactions in, securities of the Company, unless earlier revoked in writing. Each Reporting Person acknowledges that the Designated Filer and the Authorized Signers are not assuming any of the Reporting Person's responsibilities to comply with Section 13(d) or Section 16 of the Exchange Act.

Date:	12/05/2006
        SEQUOIA CAPITAL X
	SEQUOIA TECHNOLOGY PARTNERS X
	SEQUOIA CAPITAL X PRINCIPALS FUND

	By:	SCX Management, L.L.C.
	A Delaware Limited Liability Company
	General Partner of Each


	By:	/s/ Douglas M. Leone
	 	Managing Member



Date:	12/05/2006
        SCX MANAGEMENT, LLC


	/s/ Douglas M. Leone
	Managing Member



Date:	12/05/2006             /s/ Douglas M. Leone
		               Douglas M. Leone



Date:	12/05/2006		/s/ Michael J. Moritz
			        Michael J. Moritz



Date:	12/05/2006		/s/ Michael L. Goguen
			        Michael L. Goguen